SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2003

Lifeline Systems, Inc.

(Exact name of registrant as specified in charter)

Massachusetts	0-13617	04-2537528
(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Lawrence Street, Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 988-1000

Not applicable.

(Former name or former address, if changed since last report)

Item 5.	Other Events

On October 27, 2003, the Company announced that it had filed a definitive proxy statement with the Securities and Exchange Commission (SEC) relating to its October 14, 2003 announcement of the proposed two-for-one split of Lifeline Systems common stock, in the form of a stock dividend, which is subject to shareholder approval of an increase in the number of the Company’s authorized shares to 50,000,000 shares from 20,000,000 shares. The Company’s shareholders will vote on the increase to the number of authorized shares at the special shareholders meeting scheduled for December 3, 2003. If the Company receives the requisite votes to increase the authorized shares, the stock dividend of one additional share for each share held will be mailed on or about December 17, 2003 to shareholders of record on December 3, 2003. The Company’s press release announcing this filing is attached as Exhibit 99.1 hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2003	LIFELINE SYSTEMS, INC.

	By:	/s/ Mark G. Beucler
Mark G. Beucler Vice President Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 27, 2003.